Exhibit 99.1

Akerna Corp. Sets First Quarter Fiscal Year 2020 Earnings Call Date

DENVER, Nov. 7, 2019 — Akerna Corp. (Nasdaq: KERN) will release its first quarter fiscal year 2020 results on November 14, 2019. The company will host a conference call at 4:30 p.m. ET.

To access the call:

Participant Dial-In Numbers:

Toll-Free: 1-877-407-3982

Toll / International: 1-201-493-6780

Participants should request the Akerna Corp. Earnings Call or provide confirmation code 13696632

The conference call will also be available via a live, listen-only webcast and can be accessed through the Investor Relations section of Akerna’s website, www.akerna.com.

For interested individuals unable to join the live conference call, a replay of the call will be available through November 28, 2019, at (844) 512-2921 (domestic) or (412) 317-6671 (international). The passcode for the call and replay is 13696632.

To be added to the Company’s email distribution list, please sign up at https://ir.akerna.com/news-events/email-alerts

About Akerna Corp.

Akerna is a regulatory compliance technology company in the cannabis space. The cornerstones of Akerna’s service offerings are MJ Platform® and Leaf Data Systems®, which are highly-versatile platforms that provide clients and government entities with a central data management system for tracking regulated cannabis products—from seed to product to shelf to customer—through the complete supply chain. Since establishment in 2010, the company has tracked more than $16 billion in cannabis sales. As part of its business strategy, Akerna intends to grow through targeted, strategic acquisitions that are complementary to its current business and organically by accelerating its product development efforts. Akerna is based in Denver. For more information, please visit: www.akerna.com.

Akerna Media Contact

D. Nikki Wheeler

303-514-2012

Nikki.Wheeler@Akerna.Com

Investor Relations

Jason Assad

678-570-6791

jassad@akerna.com